RD HUNTER & COMPANY LLP
                   Certified Public Accountants
                      One Mack Centre Drive
                       Paramus, New Jersey
                            07652-3900


                                                 December 4, 1998


U. S. Securities and Exchange Commission
Washington, D.C. 20549

RE:  American Asset Management Corporation, File Number 0-19154
     Form 8K, Dated November 30, 1998

Gentlemen:

This is to advise you that we have been dismissed as the accountant's for American Asset Management Corporation on
November 30, 1998.  They have submitted to us Form 8K dated
November 30, 1998 regarding the dismissal. We have reviewed the form and agree to the items stated, as there were no disagreements that were not resolved during our audits for the years ended December 31, 1996 and 1997.

We wish them well in their future endeavors.

                                    Sincerely,

                                    s/Joseph E. Koscielny

                                    Joseph E. Koscielny, CPA
                                    Partner

JEK
cc:  American Asset Management Corp.